UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2010

MIP SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-141927	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26421 Highway 395 North

Kettle Falls, WA 99141

916-673-6608

 (Address and Telephone Number of Issuer's Principal Executive Offices)

Laughlin Associates, Inc.

2533 N. Carson Street

Carson City, NV 89706

Telephone (775) 883-8484  ext 202

 (Name, Address, and Telephone Number of Agent for Service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 11, 2010, MIPSolutions, Inc. (“MIPS” or the "Registrant") entered into a non-binding Letter of Intent with AWG International (the “Company”), a Nevada based company exclusively involved the manufacture, sales and marketing of Atmospheric Water Generators (AWG’s). The founders of the Company have been actively involved with the growing AWG industry for over 10 years and have taken out several patents related to AWG’s.  A definitive agreement is expected no later April 25, 2009 with the acquisition to be closed no later than May 31, 2010.

The previously announced Letters of Intent dated August 18, 2009 and November 24, 2009 have been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MIP SOLUTIONS, INC.

Dated April 14, 2010	By:	/s/ Jeff Lamberson
President